                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                     FORM 8-K



                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): July 1, 2002

                               ARVINMERITOR, INC.
             (Exact name of registrant as specified in its charter)

          Indiana                        l-15983                 38-3354643
(State or other jurisdiction           (Commission              (IRS Employer
      of incorporation)                  File No.)           Identification No.)

                              2135 West Maple Road
                                 Troy, Michigan
                    (Address of principal executive offices)

                                   48084-7186
                                   (Zip code)

Registrant's telephone number, including area code: (248) 435-1000

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On July 1,2002, ArvinMeritor, Inc. (the "Company") issued and sold $200 million aggregate principal amount of its 6-5/8% Notes due June 15,2007 (the "Notes") in an underwritten public offering. Reference is made to the Company's Registration Statement on Form S-3 (Registration No. 333-58760) filed under the Securities Act of 1933, as amended, and the related Prospectus, dated February 19, 2002, as supplemented by the Prospectus Supplement dated June 26, 2002, filed with the Securities and Exchange Commission. The Representatives of the underwriters in respect of the offering were Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the "Representatives"). BNY Midwest Trust Company is the Trustee under the Indenture under which the Notes were issued. The Company used the net proceeds of the offering to repay borrowings under its bank credit facilities and for other general corporate purposes.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits

                  1 Conformed copy of Underwriting Agreement dated June 26, 2002 between the Company and the Representatives.

                  4-a      Form of global certificate evidencing the Notes.

                  4-b Copy of resolutions of the Offering Committee of the Board of Directors, adopted on June 26, 2002, with respect to the terms of the Notes and approving the form of the Underwriting Agreement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the hereunto duly authorized.


                                   ARVINMERITOR, INC.



                                   By: /s/ Vernon G. Baker, II
                                       -----------------------------------------
                                       Vernon G. Baker,  II
                                       Senior Vice President and General Counsel

Date: July 1, 2002